UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock (1)	WE WS (1)	(1)
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

(1)

On August 22, 2023, the New York Stock Exchange filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. Effective August 23, 2023, the registrant’s warrants are trading on the OTC Pink Marketplace under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 10, 2023, the Board of Directors (the “Board”) of WeWork Inc. (the “Company”) appointed David Tolley as the Company’s Chief Executive Officer (“CEO”) on a permanent basis.

Mr. Tolley has been a member of the Board since February 2023 and was previously appointed interim CEO in May 2023. In connection with his appointment to permanent CEO, the Board approved a new employment agreement (the “Employment Agreement”) for Mr. Tolley, which replaced his existing employment agreement. The new Employment Agreement was constructed by the Board to reflect the skill and experience deemed necessary to perform the duties of CEO during the Company’s comprehensive transformation process.

The Employment Agreement provides for (a) an annual base salary of $2,875,000, (b) a target annual cash bonus opportunity in an amount equal to 100% of his annual base salary, except that his eligibility for such bonus will be suspended until a specific vesting date, (c) a discretionary target bonus of $400,000 for Mr. Tolley’s performance under his interim CEO employment agreement, and (d) a one-time cash payment of $500,000. The new Employment Agreement provides that if Mr. Tolley’s employment is terminated without Cause or with Good Reason (each, as defined therein), then Mr. Tolley is generally eligible for cash severance in the amount of his base salary and target annual bonus if such termination occurs on or before the first anniversary of the effective date of the Employment Agreement, and two times the sum of his base salary and target annual bonus if such termination occurs after the first anniversary of the effective date.

Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Tolley is included in the Company’s Current Report on Form 8-K filed on May 16, 2023, and incorporated herein by reference, as applicable.

Item 7.01 Regulation FD Disclosure.

On October 16, 2023, the Company issued a press release announcing the appointment of David Tolley as permanent CEO and the appointment of Paul Keglevic, a current member of the Board of the Company, as Chair of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by WeWork Inc. on October 16, 2023.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Pam Swidler
Date: October 16, 2023	Name:	Pam Swidler
	Title:	Chief Legal Officer